Exhibit 99.(o)

The Reserve Fund

Power of Attorney

Each of the undersigned, Bruce R. Bent, Santa Albicocco, Ronald J. Artinian, Edwin Ehlert, Jr., William J. Montgoris, Frank J. Stalzer, William E. Viklund and Stephen P. Zieniewcz, the Trustees, and Bruce R. Bent, Bruce R. Bent II, Arthur T. Bent III and Patrick J. Farrell, the Officers of The Reserve Fund, a registered investment company (the “Trust”), hereby authorizes each of Bruce R. Bent, Bruce R. Bent II, Arthur T. Bent III and Patrick J. Farrell, or any of them, as attorney-in-fact, to sign on his/her behalf, in the capacities indicated, any Registration Statement or amendment thereto (including post-effective amendments) for each series of the Trust and to file the same, with all exhibits thereto, with the Securities and Exchange Commission.

Dated: June 12, 2008

/s/ Bruce R. Bent	Chairman, President, Treasurer and Trustee (principal executive officer)
Bruce R. Bent

/s/ Bruce R. Bent II	Co-Chief Executive Officer, Senior Vice President and Assistant Treasurer
Bruce R. Bent II

/s/ Arthur T. Bent III	Co-Chief Executive Officer, Senior Vice President, Assistant Secretary
Arthur T. Bent III

/s/ Patrick J. Farrell	Chief Financial Officer (principal financial officer)
Patrick J. Farrell

/s/ Santa Albicocco	Trustee
Santa Albicocco

/s/ Ronald J. Artinian	Trustee
Ronald J. Artinian

/s/ Edwin Ehlert, Jr.	Trustee
Edwin Ehlert, Jr.

/s/ William J. Montgoris	Trustee
William J. Montgoris

/s/ Frank J. Stalzer	Trustee
Frank J. Stalzer

/s/ William E. Viklund	Trustee
William E. Viklund

/s/ Stephen P. Zieniewicz	Trustee
Stephen P. Zieniewicz